SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549
                        -----------------------


                             FORM 8-K
                          CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the

                  Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported) November 23, 1998
                          Sloan Electronics, Inc.
            ------------------------------------------------
             Exact name of registrant as specified in charter


            Delaware               0-28772          35-1990559
  -----------------------------------------------------------------
(State or other jurisdiction  (Commission     (IRS Employer)
     of incorporation)        File Number)   Identification No.)

    1715 Stickney Pt. Rd. Suite A-12, Sarasota FL 34231
  -------------------------------------------------------------
  (Address of principal executive offices)       (Zip Code)


     Registrant's telephone number,
      including area code           (941) 349-6583
                              --------------------------


(Former name or former address, if changed since last report)

Item 5. Other Events

On November 23, 1998 the Board of Directors of Sloan Electronics, Inc. voted to establish the position of Vice President, Sales, and named Donald Grimes to the post.


Exhibit 99. Press Release

Sloan Electronics, Inc.
Press Release
For Immediate Release

Sloan Electronics Places VP Donald Grimes In House Arrest!

Sarasota, FL (November 23, 1998)   Sloan Electronics, Inc. named
Donald Grimes Vice-President of Sales for Alert 24(tm) criminal justice products.

Mr. Grimes brings to Sloan Electronics twelve years' experience in marketing electronic supervision equipment for the corrections industry. One of the industry's most experienced marketers, he is on the advisory board of Journal for Offender Monitoring. As VP for Voxtron, he helped develop and market the first verification system. As VP Sales and Marketing for Vorec, he took it from start-up to number one voice verification company with $3 million revenue in 5 years. As VP Sales for Strategic Monitoring, Inc. he grew their sales from 100 systems to 4,500 in three years.

 "What impresses me," Don Grimes said, "is not just the quality of Sloan's Alert 24(tm) house arrest and violator monitoring systems, but also their commitment to customer support and satisfaction. Paul Sloan, the founder and CEO, is an industry legend, who never lost a site or failed to renew a contract.... Sloan's new  Alert 24(tm)
systems are low-cost, securely reliable and easy to use," Grimes added, "and are positioned for a growing, under-served market universe."
The criminal justice system increasingly relies on electronic monitoring to assist traditional parole and probation. Public insistence on increased law enforcement along with reluctance to fund prisons makes house arrest using electronic assisted monitoring an increasingly attractive alternative to costly incarceration. The correctional population is 2.8% of U.S. adults, growing at 4.5% per year, according to the US Department of Justice. About 4 million are on probation or parole - all of whom could be more efficiently monitored with electronic aids to officers. Of the estimated two million incarcerated, a substantial non-violent portion could be detained via electronic house arrest at far less taxpayer cost.

The SEI Alert 24(tm) systems are designed for house arrest, halfway house and "chainless chain gang" use. The Automated Check In
System(tm) allows probation and parole officers to handle a larger case load with higher accuracy. Other Sloan products include
WanderWatch(tm) monitoring for Alzheimer patients, and FleetWatch(tm) vehicle monitoring systems.

Sloan Electronics, Inc., (NASD OTC symbol SLEL) is an electronic monitoring device manufacturer serving the criminal justice and long-term health care industry. For more information visit the Sloan Electronics website at www.seialert24.com, or call Paul Sloan at 1-941-349-6583.


                        SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                                          Sloan Electronics, Inc.
                                          ------------------------
                                                (registrant)

Dated Dec. 16, 1998                        by:
                                               /s/Paul Sloan
                                           -------------------
                                                Paul Sloan
                                                President